EXHIBIT 99.1


[GRAPHIC OMITTED]                                  For Further Information call:
                                                   Richard J. Haskins, CFO
                                                   (561) 802-5840
                                                   Mark P. Snelling, Controller
                                                   (561) 650-2314


    News Release
    For:  Republic Security Financial Corporation
          West Palm Beach, Florida, 33401

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                     Republic Security Financial Corporation
                        Announces Fourth Quarter Earnings

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         West Palm Beach, FL. January 23, 2001- Republic Security Financial
Corporation ("Republic") (NASDAQ: RSFC), parent to Republic Security Bank, today announced net income of $4.7 million or $0.10 diluted earnings per common share for the three months ended December 31, 2000 compared to net income of $7.4 million or $0.15 diluted earnings per common share for the three months ended December 31, 1999. Net income was $22.3 million or $0.45 diluted earnings per common share for the year ended December 31, 2000 compared to $29.5 million or $0.58 diluted earnings per common share for the year ended December 31, 1999. Earnings, excluding merger-related expenses, for the year ended December 31, 1999 were $31.9 million or $0.63 diluted earnings per common share.

         Net interest income decreased $9.1 million for the year ended December 31, 2000 compared to the year ended December 31, 1999, and decreased $3.2 million for the three months ended December 31, 2000 compared to the three months ended December 31, 1999. The decrease in net interest income for the quarter and year ended December 31, 2000 compared to the quarter and year ended December 31, 1999 is due primarily to the rising cost of interest-bearing liabilities (which reprice more quickly than interest-earning assets) following six Federal Reserve interest rate hikes from June 1999 through May 2000, as well as a reduction in interest-earning assets due to the purchase of certain assets generating fee income. Net interest spread decreased to 2.18 % for the three months ended December 31, 2000 compared to 2.80% for the three months ended December 31, 1999, again the result of the effects of Federal Reserve interest rate hikes. Non-interest income increased $9.8 million for the year ended December 31, 2000 compared to the year ended December 31, 1999 due to $3.4 million in gains related to real estate transactions, earnings on fee income related investments, the acquisition of fee producing subsidiaries, and increases in fees earned on products and services. Other income, excluding income from real estate transactions, increased approximately $7.9 million for the year ended December 31, 2000 compared to the year ended December 31, 1999. Non-interest income increased $3.6 million for the three months ended December 31, 2000 compared to the three months ended December 31, 1999 due primarily to earnings on fee income related investments, the acquisition of fee producing subsidiaries, and increases in fees earned on products and services. Other income increased approximately $2.8 million for the three months ended December 31, 2000 compared to the three months ended December 31, 1999. Operating expenses (excluding merger related expenses) increased $14.0 million for the year ended December 31, 2000 compared to the year ended December 31, 1999 due primarily to the acquisitions of First New England Financial and Spectrum Financial Corporation, which resulted in increased employee related expenses and amortization of goodwill. The increase in operating expenses is also due to increases in data processing expenses related to the addition of the former First Bank of Florida and Kash N' Karry supermarket branch operations to Republic's outside data processor. Operating expenses increased $5.2 million for the three months ended December 31, 2000 compared to the three months ended December 31, 1999 due primarily to incremental costs associated with the operations of First New England Financial, Spectrum Financial Corporation, increased branches and other additions to staff.

         On October 30, 2000 Republic Security Financial Corporation announced that it had reached a definitive agreement to be acquired by Wachovia Corporation. The agreement provides for a tax-free exchange of Wachovia common stock for RSFC common stock. The exact exchange ratio will be determined by dividing $7.00 by the average closing price of Wachovia common stock for the fifteen trading days before the merger, subject to a minimum of 0.1245 of a share of Wachovia common stock for each share of Republic common stock. The transaction is subject to certain conditions, including shareholder and regulatory approval, and is expected to close in the first quarter of 2001.

         Republic Security Financial Corporation, headquartered in West Palm Beach, Florida, has total assets of $3.1 billion and operates 94 full service banking offices in Palm Beach, Broward, Dade, Martin, St. Lucie, Lee, Marion, Alachua, Hillsborough, Orange, Pasco and Collier counties. Republic's subsidiary, First New England Financial, is one of the leading names in the yacht-lending marketplace and has operations nationwide. Spectrum Financial Corporation specializes in receivable-based commercial financing.

         "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: The matters discussed in this press release which are not historical facts contain forward-looking information with respect to strategic initiatives. Such forward-looking statements are based on current plans and expectations, which are subject to a certain number of uncertainties and risks, which could cause future results to differ materially from those anticipated by such statements. Republic encourages readers of forward-looking information concerning Republic to refer to its prior filings with the Securities and Exchange Commission that set forth certain risks and uncertainties that may have an impact on the future results and direction of Republic.

         For more information on Republic Security Financial Corporation, Republic Security Bank, First New England Financial or Spectrum Financial, please visit our website at www.republicsecuritybank.com.

       NASDAQ Symbol:   Common    -    RSFC

REPUBLIC SECURITY FINANCIAL CORPORATION
Financial Highlights (dollars in thousands, except per share amounts)
====================================================================================================================================
                                                      For the Year                   For the Three Months Ended
                                                         Ended
For the Period Ended                             12/31/00    12/31/99    12/31/00     9/30/00     6/30/00     3/31/00    12/31/99
------------------------------------------------------------------------------------------------------------------------------------
Net income ..................................... $   22,260  $   29,469  $    4,687  $    4,715  $    5,163  $    7,695  $    7,428
Net income excluding merger related expenses(1).     22,260      31,862       4,687       4,715       5,163       7,695       7,428
Net interest income ............................     88,991      98,086      21,078      21,501      22,920      23,492      24,257
Provision for loan losses ......................      3,700       1,550       1,000         700       1,000       1,000         450
Non-interest income ............................     37,966      28,151      10,433      10,293       8,146       9,094       6,794
Operating expenses (2) .........................     89,769      74,720      23,781      23,852      22,029      20,107      18,569
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Common Share Data
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Basic earnings per share ....................... $     0.46  $     0.58  $     0.10  $     0.10  $     0.11  $     0.16  $     0.15
Diluted earnings per share ..................... $     0.45  $     0.58  $     0.10  $     0.10  $     0.11  $     0.16  $     0.15
Stated book value per share .................... $     4.45  $     4.02  $     4.45  $     4.24  $     4.11  $     4.00  $     4.02
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At Period End
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Assets ......................................... $3,128,210  $3,192,212  $3,128,210  $3,396,980  $3,385,301  $3,241,459  $3,192,212
Investments available-for-sale .................    618,825     792,125     618,825     836,653     852,869     795,174     792,125
Investments held to maturity ...................    134,518     147,275     134,518     138,602     141,484     145,383     147,275
Loans ..........................................  2,069,809   1,906,734   2,069,809   2,074,099   2,058,017   1,964,872   1,906,734
Allowance for loan losses ......................     22,154      22,301      22,154      22,751      23,193      22,253      22,301
Deposits .......................................  2,051,301   2,064,936   2,051,301   2,013,253   1,953,947   2,036,514   2,064,936
Borrowings .....................................    820,982     888,048     820,982   1,117,252   1,174,750     957,398     888,048
Stockholders' equity ...........................    217,774     200,662     217,774     206,881     200,832     195,698     200,662
Common shares outstanding ......................     48,782      49,696      48,782      48,579      48,579      48,758      49,696
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Average Balances
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Assets ......................................... $3,290,220  $3,018,395  $3,309,379  $3,361,905  $3,311,585  $3,178,009  $3,084,688
Stockholders' equity ...........................    200,705     209,836     211,435     200,309     197,746     193,328     207,200
Interest-earning assets ........................  3,002,699   2,808,241   3,037,562   3,070,445   3,022,883   2,879,906   2,851,708
Interest-bearing liabilities ...................  2,707,059   2,430,403   2,718,878   2,778,857   2,722,475   2,608,025   2,487,315
Average common shares and common
   stock equivalents outstanding ...............     49,096      51,047      49,206      48,888      48,940      49,279      50,666
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Ratios .........................................          %           %           %           %           %           %           %
------------------------------------------------------------------------------------------------------------------------------------
Return on average assets (1) ...................       0.68        1.06        0.57        0.56        0.62        0.97        0.96
Return on total risk weighted assets (1) .......       1.15        1.68        0.97        0.98        1.12        1.64        1.56
Return on average stockholders' equity (1) .....      11.09       15.18        8.87        9.42       10.44       15.92       14.34
Net interest spread ............................       2.44        2.87        2.18        2.27        2.51        2.81        2.80
Net interest margin ............................       2.96        3.49        2.78        2.80        3.03        3.26        3.40
Equity to assets (period end) ..................       6.96        6.29        6.96        6.09        5.93        6.04        6.29
Tier 1 leverage ratio (Bank only estimate) .....       6.20        6.53        6.20        6.09        6.02        6.39        6.53
Tier 1 risk based capital (Bank only estimate)..      10.53       10.54       10.53       10.55       10.68       10.75       10.54
Total risk based capital (Bank only estimate) ..      11.70       11.73       11.70       11.75       11.95       11.96       11.73
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Asset Quality (period end)
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Non performing Loans ("NPL's") ................. $    9,484  $   16,369  $    9,484  $    9,228  $   12,352  $   13,377  $   16,369
Non performing Assets ("NPA's") ................ $   10,194  $   18,372  $   10,194  $   10,214  $   13,252  $   14,793  $   18,372
NPL's as a % of total loans ....................      0.46%       0.86%       0.46%       0.44%       0.60%       0.68%       0.86%
NPA's as a % of total assets ...................      0.33%       0.58%       0.33%       0.30%       0.39%       0.46%       0.58%
Allowance for loan losses as a % of total loans.      1.07%       1.17%       1.07%       1.10%       1.13%       1.13%       1.17%
Allowance for loan losses as a % of NPL's ......    233.59%     136.24%     233.59%     246.54%     187.77%     166.35%     136.24%
Net charge-offs to average loans ...............      0.29%       0.30%       0.08%       0.07%       0.06%       0.09%       0.12%
====================================================================================================================================

(1) Excludes merger related and one time expenses of $2.4 million, net of taxes, for the twelve months ended December 31, 1999.
(2) Excludes pre-tax merger related and one time expenses of approximately $3.5 million for the twelve months ended December 31, 1999.

REPUBLIC SECURITY FINANCIAL CORPORATION
Financial Highlights (dollars in thousands, except per share amounts)
=======================================================================================================================
                                                     For the Year               For the Three Months Ended
                                                        Ended
For the Period Ended                              12/31/00  12/31/99  12/31/00   9/30/00    6/30/00   3/31/00  12/31/99
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
Interest Income:
Interest and fees on loans....................... $164,470  $155,267  $ 42,926  $ 42,386   $ 40,960  $ 38,198  $ 37,587
Interest and dividends on investments ...........   68,888    55,258    16,862    17,607     17,476    16,943    15,985
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                                                   233,358   210,525    59,788    59,993     58,436    55,141    53,572
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Interest Expense:
Interest on deposits ............................   78,933    81,698    21,889    19,888     18,476    18,680    18,825
Interest  on borrowings .........................   65,434    30,741    16,821    18,604     17,040    12,969    10,490
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                                                   144,367   112,439    38,710    38,492     35,516    31,649    29,315
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Net interest income .............................   88,991    98,086    21,078    21,501     22,920    23,492    24,257
Provision for loan losses .......................    3,700     1,550     1,000       700      1,000     1,000       450
-----------------------------------------------------------------------------------------------------------------------
Net interest income after provision for
  loan losses ...................................   85,291    96,536    20,078    20,801     21,920    22,492    23,807
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Non-interest Income:
Service charges on deposit accounts .............   13,729    12,741     3,491     3,662      3,352     3,224     3,483
Gain on sale of loans and servicing .............    3,506     5,098       634     1,343      1,021       508       737
Gain on sale of investments .....................    1,342     1,051       974        (5)        52       321        85
Other income ....................................   19,389     9,261     5,334     5,293      3,721     5,041     2,489
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                                                    37,966    28,151    10,433    10,293      8,146     9,094     6,794
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Operating Expenses:
Employee compensation and benefits ..............   40,074    36,323    10,143    10,769     10,051     9,111     8,810
Occupancy and equipment .........................   20,377    18,324     5,578     5,167      5,041     4,591     4,126
Professional fees ...............................    2,321     1,402       808       674        475       364       158
Advertising and promotions ......................      961     1,355       197       242        282       240       302
Communications ..................................    3,966     2,483     1,056     1,066        932       912       649
Insurance .......................................    1,522     1,761       321       398        400       403       423
Data processing .................................    5,700     3,602     1,393     1,683      1,293     1,331     1,114
Other ...........................................   14,848    10,558     4,285     3,853      3,555     3,155     2,987
Merger expenses .................................       --     2,381        --        --         --        --        --
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                                                    89,769    78,189    23,781    23,852     22,029    20,107    18,569
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Income before income taxes ......................   33,488    46,498     6,730     7,242      8,037    11,479    12,032
Provision for income taxes ......................   11,228    17,029     2,043     2,527      2,874     3,784     4,604
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Net income....................................... $ 22,260  $ 29,469  $  4,687  $  4,715   $  5,163  $  7,695  $  7,428
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PER SHARE DATA:
Basic earnings per common share.................. $   0.46  $   0.58  $   0.10  $   0.10   $   0.11  $   0.16  $   0.15
Diluted earnings per common share................ $   0.45  $   0.58  $   0.10  $   0.10   $   0.11  $   0.16  $   0.15
Dividends per common share....................... $   0.24  $   0.24  $   0.06  $   0.06   $   0.06  $   0.06  $   0.06
Average common shares and common stock
  equivalents outstanding .......................   49,096    51,047    49,206    48,888     48,940    49,279    50,666
=======================================================================================================================

REPUBLIC SECURITY FINANCIAL CORPORATION
Financial Highlights (dollars in thousands, except per share amounts)
===========================================================================================================================
                                                                                                12/31/00         12/31/99
---------------------------------------------------------------------------------------------------------------------------
ASSETS
Cash and amounts due from depository institutions                                              $    44,697      $    73,054
Interest-bearing deposits in other financial institutions                                           55,541           41,201
Federal funds sold                                                                                     578            3,595
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Total cash and cash equivalents                                                                    100,816          117,850
Investments available-for-sale                                                                     618,825          792,125
Investments held to maturity (market value of $ 133,372 and $139,383 at December 31, 2000
   and December 31, 1999, respectively)                                                            134,518          147,275
Loans - net                                                                                      2,010,205        1,822,433
Loans held for sale (market value of $37,450 and $62,000 at December 31, 2000 and
   December 31, 1999 respectively)                                                                  37,450           62,000
Property and equipment - net                                                                        59,526           65,349
Other real estate owned - net                                                                          710            2,004
Federal Home Loan Bank stock                                                                        29,185           34,821
Goodwill - net                                                                                      19,524           17,715
Bank owned life insurance                                                                           55,955           58,039
Deferred taxes - net                                                                                10,758           16,564
Accrued interest receivable                                                                         18,840           16,986
Other assets                                                                                        31,898           39,051
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Total Assets                                                                                   $ 3,128,210      $ 3,192,212
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LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits                                                                                       $ 2,051,301      $ 2,064,936
Federal Home Loan Bank advances and other borrowings                                               484,879          618,996
Securities sold under agreement to repurchase                                                      315,497          248,521
Senior debentures, net of unamortized issuance costs                                                20,606           20,531
Advances from borrowers for taxes and insurance                                                      4,670            5,908
Bank drafts payable                                                                                 11,582           11,208
Other liabilities                                                                                   21,901           21,450
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Total Liabilities                                                                                2,910,436        2,991,550
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Common stock $.01 par value; 500,000,000 shares authorized;
   51,121,521 and 50,748,419 issued shares; outstanding 48,782,021 and 49,696,419 at
   December 31, 2000 and December 31, 1999 respectively (net of treasury stock)                        511              508
Treasury Stock (2,339,500 and 1,052,000 shares repurchased at December 31, 2000 and
   December 31, 1999 respectively)                                                                     (23)             (11)
Additional paid-in capital                                                                         117,381          124,931
Retained earnings                                                                                  105,513           94,934
Accumulated other comprehensive loss, net of taxes                                                  (5,608)         (19,700)
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Total Shareholders' Equity                                                                         217,774          200,662
---------------------------------------------------------------------------------------------------------------------------
Total Liabilities and Shareholders' Equity                                                     $ 3,128,210      $ 3,192,212
===========================================================================================================================